UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28th, 2025

Date of Report

(Date of earliest event reported)

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55976	98-0505761
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5450 W Sahara Avenue, Suite 300A

Las Vegas, NV 89146

(Address of principal executive offices, including zip code)

(702) 900-7022

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02 — TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Cytta Corp entered into a material definitive agreement on January 7th, 2023, with Michael Elliott pursuant to which Mr. Elliott through his dba’s CEO Roadshow and Capital Markets Connect agreed to provide Cytta with live webinar services and ancillary marketing, sales and promotional services based upon AI technology funded by Cytta. During the course of the Agreement Mr. Elliott utilized AI technology to create marketing, sales and promotional materials that was then distributed throughout social media platforms.

Ultimately Mr. Elliott reported to Cytta that he had engaged many Police Departments and Sheriff’s Offices to enter into trials uses of the Company’s CyttaCOMMS software for drone streaming and collaboration. Ultimately Mr. Elliott delivered 33 Law Enforcement executed Sales Orders to the Company which were included as revenues and accounts receivable in the Company’s December 31, 2024, Quarterly Financial Report. When the Company sent email confirmations to the email addresses of the purported purchasers, Mr. Elliott used his AI skills to provide fraudulent confirmation responses to Cytta and ultimately to our Auditors, Prager Metis CPAs, LLC. (“PM”) When questions about the veracity of the Orders arose, the Company immediately suspended Mr. Elliott and requested answers to the outstanding questions regarding the Sales Orders, among other matters.

Cytta Corp. on March 26th, 2025, retained an experienced and independent National Sales professional, Mr. Stuart Brame, to contact each Police Department and Sheriff’s Office and determine whether the Sales Orders provided by Mr. Elliott were valid. Mr. Brame’s report of May 14th, 2025, determined that none of the purported Sales Orders were verifiable and thus were fraudulently and/or negligently provided to Cytta by Mr. Elliott. Mr. Elliott provided no justification or explanation for the results Mr. Brame provided. On May 28th, 2025, Mr. Elliott was terminated for cause.

The accounts receivable resulting from the unverifiable Sales Orders recorded on December 31, 2024, Quarterly Statements needed to be reversed in the March 31, 2025, Quarterly Statements. Unfortunately, pursuant to their policies our Auditors required the Company to also hire a formal Forensic Auditor, in addition to the Brame Report, before PM could continue as our Auditors. The Board of Directors determined that the significant additional expense of retaining a forensic auditing firm was unnecessary and the Board determined to sever our relationship with PM over this issue and seek new Auditors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

June 12, 2025	By:	/s/ Gary Campbell
Name: Gary Campbell
Title: Chief Executive Officer

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